ANNUAL
                                     REPORT

                               September 25, 2003

                   MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

In April 2003, the Board of Directors reached the decision to close the Rainbow Fund partially due to losses suffered by the Fund in the 9/11 WTC Terrorist attacks and primarily keeping the best interest of the shareholders in mind.

Proxy material was sent out on August 6th, 2003 to seek approval from shareholders to liquidate the fund. Shortly after, we received 70% shareholder votes in favor of closing the fund, leading to the closure of the fund on September 25, 2003. The final checks made out to the shareholders were mailed out shortly thereafter.

The NAV at the time of closure of the fund was $2.00 per share and the Total Net Assets after sale of all common stock, warrants and securities on September 25, 2003 was $504,830.00, that was distributed among the shareholders in proportion to each individual account. For the time period 11/1/03 to 9/25/03 the Fund was down 21.86%, ending a 37 year history of trading.


Ariel J. Goodman, M.Ed.
Chairman of the Board and President

Statement of Operations
For the year ended September 25, 2003
Investment Income:

Income:
      Dividends .......................................................    $    3,881.30
      Interest ........................................................         2,584.61
      Other Income ....................................................        2,3000.00
                                                                           -------------
           TOTAL INCOME ...............................................    $   29,465.91
                                                                           -------------
Expenses:

Investment Advisory Fee (Note 4) ......................................    $        0.00
Professional Fees .....................................................        73,677.60
Custodian Fees ........................................................         9,732.44
Transfer Agent Fees ...................................................         7,200.00
Portfolio Pricing and Accounting Fees .................................        15,800.00
Reports to Shareholders ...............................................         3,190.00
State and Local Taxes .................................................         1,987.00
Storage Expense .......................................................        11,000.00
Directors' Fees and Expenses ..........................................           600.00
Audit Fee .............................................................        14,500.00
Legal Expense .........................................................        68,403.39
Telecommunications ....................................................         7,568.17
Miscellaneous .........................................................        40,507.31
                                                                           -------------
TOTAL EXPENSES ........................................................       254,156.91
EXPENSE WAIVED ........................................................    $        0.00
                                                                           -------------
NET EXPENSES ..........................................................       254,156.91
                                                                           -------------
NET INVESTMENT LOSS ...................................................    $ (224,691.00)
                                                                           -------------
NET REALIZED GAIN ON:
           Investments ................................................        83,048.72

NET UNREALIZED GAIN DURING THE YEAR ON:
           Investment securities ......................................             0.00
                                                                           -------------

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS .......................        83,048.72
                                                                           -------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS ..................    $ (141,642.28)
                                                                           =============

The notes to financial statements are an integral part of these statements.

The Rainbow Fund, Inc.
FINANCIAL HIGHLIGHTS
For a capital share outstanding throughout each year

                                                           Sept 25                                       October 31
                                                          ------------------------------------------------------------------------
                                                             2003            2002            2001            2000            1999
Net Asset Value, Beginning of the Year                    $   2.47        $   2.97        $   3.32        $   3.47        $   3.59
                                                          ------------------------------------------------------------------------
Income From Investment Operations
      Net Investment Loss                                    (0.72)          (0.25)          (0.16)          (0.13)          (0.03)

     Net Realized & Unrealized Gain/Loss On Investments      (0.33)          (0.16)          (0.19)          (0.02)          (0.09)
                                                          ------------------------------------------------------------------------
     Total From Investment Operations                        (0.39)          (0.41)          (0.35)          (0.15)          (0.12)
                                                          ------------------------------------------------------------------------

     Less Distributions:
        From Net Capital Gains                                  --              --              --              --              --
                                                          ------------------------------------------------------------------------

     Total Distribution                                         --              --              --              --              --
                                                          ------------------------------------------------------------------------

     Net Asset Value, End of Year                         $   2.00        $   2.56        $   2.97        $   3.32        $   3.47
                                                          ------------------------------------------------------------------------

     Total Return                                           (21.86%)        (13.80%)        (10.54%)         (4.32%)         (3.34%)
     Ratios / Supplemental Data:
     Net Assets, End of Year (thousands)                  $   0.00        $    649        $    754        $    849        $    921

     Ratio of Expenses to Average Net Assets                 39.93%          11.87%           7.27%           6.48%           6.01%
     Ratio of Expenses to Average Net Assets                    --           12.49%             --              --              --
     Prior to Reimbursement

     Ratio of Net Investment Loss to
        Average Net Assets                                  (32.16%)         (8.57%)         (5.21%)         (4.13%)         (3.71%)
        Portfolio Turnover                                     120%             60%            122%            220%            127%

Notes to Financial Statements
September 25, 2003

1.    Significant Accounting Policies

      The company is registered under the Investment Company Act of 1940, as a non-diversified, open-end management investment company whose objective is growth of capital.

      A. Security Valuation - Investments in securities traded on a national securities exchange are stated at the last reported sales price on the day of valuation; securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the last quoted bid price, except for short positions and call options written, for which the last quoted asked price is used. Short-term notes are stated at amortized cost, which approximates value.

      B. Federal Income Taxes - The company's policy is to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies and to distribute all its taxable income to its shareholders. Therefore, no federal income tax provision is required.

      C. Other - The company follows industry practice and records security transactions on the trade date. Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis.

      D. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assests and liabilities at the date of the financial statements. Actual results could differ from those estimates.

      E. Reclassification of Captial Accounts - The Fund accounts and reports for distributions to shareholders in accordance with the American Institute of Certified Public Accountants' Statement of Positiion 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital and Return of Capital Distributions by Investment Companies. For the year ended September 25, 2003, there was an increase in the paid-in capital to $6,960,880.64 as all investments were old for Fund closure.

2.    Capital Share Transactions

      On September 25, 2003, there were 2,000,000 shares of par value stock authorized.

Transactions in capital stock were as follows:

                                         Shares                                 Amount
                                         ------                                 ------
                                                        (000s Omitted)
                             Sept 25                 Oct 31          Sept 25              Oct 31
                               2003                   2002             2003                2002
                           -----------------------------------------------------------------------
Shares sold and
      Reinvestments         252984.573                  --         $      0.00                 $--
Shares redeemed             252984.573                (820)        $  2,027.34         $    (2,306)
                           -----------------------------------------------------------------------
Net decrease               (252984.573)               (820)        $ (2,027.34)        $    (2,306)
                           =======================================================================

3.    Investments Transactions

      The cost of the purchases and proceeds from sales of investment securities other than U.S. Government obligations and short term notes were $874,191.60 and $915,026.38 respectively.

      Based on cost for federal income tax purposes:

(a)   Aggregate gross realized appreciation for all
      securities in which there is an ex- cess of value
      over costs.......................................           $83,048.72
                                                                  -----------

(b)   Aggregate gross realized depreciation for all
      securities in which there is an ex- cess of costs
      over value.......................................                 0.00
                                                                        ----

(c)   Net realized appreciation........................           $83,048.72
                                                                  -----------

(d)   Aggregate cost of common stocks for federal income
      tax purposes.....................................           $874,191.60
                                                                  -----------

4.    Investment Advisory Fees

      The company pays advisory fees for investment management and advisory services under a management agreement ("Agreement") that provides for fees to be computed at an annual rate of .625 percent of the average annual net asset value with respect to that portion of net assets not exceeding $2,000,000; .5 percent with respect to that portion of net assets between $2,000,000 and $5,000,000; and .375% of such assets in excess of $5,000.000. The Agreement provides for a fee reduction, but not below zero, by the amount, if any, by which the expenses of the Fund (exclusive of such compensation, interest, brokerage commissions, taxes, dividends on short sales and legal fees incurred in connection with litigation in which the Fund is a plaintiff) exceed the following percentages of average annual net assets of the Fund: $0 -- $10,000,000 - 3%; $10,000,000 -
$30,000,000-1/2%; and above $30,000,000 - 1/4%. The advisor's fee will also be reduced (but not below zero) by 50% of the amount by which brokerage fees received by the advisor in respect of the Fund's portfolio transactions exceed 2% of the Fund's average annual net assets.

Notes to Financial Statements
September 25, 2003

      The advisory fee computation during the two year period ended September 25, 2003 follows:

                         Reduction Due to
                           Limitations
                           -----------
             Gross                                      Net
   Fiscal   Advisory                    Commis-       Advisory
    Year       Fee        Expenses       sions          Fees
-----------------------------------------------------------------
   2003      $3,342        $3,342          -0-          -0-
   2002      $4,995        $4,995          -0-          -0-

      Under the Advisory Agreement, it is recognized that the advisor will act as the Fund's principal broker. During the period, the Fund paid aggregate commissions of $9,332.19 to brokers, through whom the advisor's brokerage transactions were cleared. Of the commissions paid, $8,532.19 was paid to the principals of the advisor.

5.    Loss Carryovers and Distribution to Shareholders

      At September25, 2003, the Fund offset our current gains which were $84,802.35 against our capital loss carryovers in the amount of $106,384. The leftover carryover for future capital gains was $21,581.65 which will go unused as all assets were distributed to shareholders by the years ended October 31, 2003.

Investments in Securities,
Common Stocks and Warrants:

                                                                                    Market
     TOTAL COMMON STOCKS & WARRANTS                                              $          0
                                                                                 ------------
     TOTAL INVESTMENTS IN SECURITIES (Cost $504,830)..................(100%)     $    504,830
                                                                                 ------------
     OTHER ASSETS LESS LIABILITIES......................................(0%)     $   (504,830)
                                                                                 ------------
     TOTAL NET ASSETS..............................................(100.00%)     $          0
                                                                                 ------------

*     Denotes non-income producing security

The notes to the financial statements are an integral part of these statements.

Statement of Assets and Liabilities
September 25, 2003

ASSETS:
Investments in securities, at  value (Note 1A) ................................................       $        0.00
        Identified Cost .......................................................................                0.00
Cash and Cash equivalents .....................................................................          620,726.12
Interest and dividends receivable .............................................................            4,714.15
Other Assets ..................................................................................                0.00
                                                                                                      -------------
           TOTAL ASSETS .......................................................................       $  625,440.27
                                                                                                      =============

LIABILITIES: ..................................................................................       $  504,830.00
                                                                                                      =============

NET ASSETS (equivalent to $2.00 per share based on 252,984 shares
         of capital stock outstanding) (Note 3) ...............................................       $  504,830.00
                                                                                                      -------------
Components of Net Assets
Paid in Capital ...............................................................................       $6,960,880.64
Accumulated Net Income ........................................................................       (1,777,194.31)
Accumulated net realized losses on investment transactions ....................................       (4,679,184.85)
Extraordinary Items ...........................................................................              328.97
                                                                                                      -------------
           NET ASSETS .........................................................................       $        0.00
                                                                                                      =============

Statement of Changes in Net Assets
Years Ended September 25, 2003 and October 31, 2002

                                                                                             September 25                October 31,
                                                                                                 2003                        2002
                                                                                             ------------                -----------
Increase (decrease) in net assets from operations:
Investment loss net ..........................................................                 $(224,691)                 $ (62,423)
Net realized gain (loss) from investments ....................................                    83,048                    (28,726)
Net change in unrealized depreciation ........................................                         0                    (12,357)
                                                                                               ---------                  ---------
Net decrease in net assets resulting from operations .........................                  (141,642)                  (103,506)

Capital share transactions (Note 2) ..........................................                    (2,027)                    (2,306)
                                                                                               ---------                  ---------
        Total decrease in net assets .........................................                  (143,669)                  (105,812)

Net Assets:
        Beginning of year ....................................................                   648,500                    754,312
                                                                                               ---------                  ---------
        End of year ..........................................................                 $       0                    648,500
                                                                                               =========                    =======

The notes to financial statements are an integral part of these statements

THE RAINBOW FUND, INC.

375 South End Ave, Suite 28-L
New York, NY 10280
(646) 279-7206

CUSTODIAN

Firstar Bank, N.A.
425 Walnut St. Mail location 6118
Cincinnati, OH 45201

TRANSFER AGENT

Investor Data Services
Bowling Green Station
PO Box 897
New York, NY 10274

COUNSEL

Kirkpatrick & Lockhart LLP
599 Lexington Ave, 32 floor
New York, NY 10022-6030

INDEPENDENT AUDITOR

Tait, Weller & Baker
1818 Market Street, Suite 2400
Philadelphia, PA 19103

OFFICERS AND DIRECTORS:

ARIEL J. GOODMAN
Chairman of the Board, President
Treasurer & Secretary

General Partner of Furman Anderson & Co.
General Partner of Investor Data Services

STUART BECKER

Certified Public Accountant
President of Becker & Company, LLC

This report is authorized for distribution only when preceded or accompanied by the prospectus of The Rainbow Fund, Inc., which includes information about investment policies, redemption of shares of the Fund, voting privileges, and shareholders' purchase plans.